As filed with the Securities and Exchange Commission on November 3, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SHOPIFY INC.
(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	98-0486686 (I.R.S. Employer Identification No.)

8488 Rozita Lee Ave, Bldg 3, Suite 100
Las Vegas, Nevada 89113
(613) 241-2828 x 1045
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Corporation Service Company
251 Little Falls Drive
Wilmington, New Castle County, DE 19808-1674
(302) 636-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Jean Niehaus General Counsel Shopify Inc. 8488 Rozita Lee Ave, Bldg 3, Suite 100 Las Vegas, Nevada, United States 89113 (613) 241-2828 x 1045	Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712	Sean Vanderpol Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Shopify Inc.
Class A Subordinate Voting Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Units
We may offer and sell from time to time, in one or more offerings, Class A subordinate voting shares (“Class A Subordinate Voting Shares”), preferred shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this prospectus, subscription receipts (“Subscription Receipts”), units (“Units”) comprised of one or more of any of the other securities that are described in this prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”). One or more securityholders of the Company may also offer and sell Securities under this prospectus.
Any of these Securities may be offered together or separately and in one or more series, if any, in amounts, at prices and on other terms to be determined at the time of the offering and described in an accompanying prospectus supplement. This prospectus describes some of the general terms that may apply to these Securities and the specific manner in which the Securities will be offered. We, or any selling securityholders, will provide you with the specific terms of the particular Securities being offered in supplements to this prospectus. In the case of an offering by a selling securityholder, the applicable prospectus supplement will include the identity of, and specific information required with respect to, any selling securityholder. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each related prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.
The Securities may be sold directly, on a continuous or delayed basis, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of the Securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any Securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements as well as the net proceeds we expect to receive from any such sale, in the applicable prospectus supplement.
Our Class A Subordinate Voting Shares are listed on the Nasdaq Global Select Market (“Nasdaq”) and on the Toronto Stock Exchange (“TSX”) under the symbol “SHOP.” On October 30, 2026, the closing prices of the Class A Subordinate Voting Shares on Nasdaq and the TSX were $157.49 and C$220.37, respectively.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that certain of its officers and directors are residents of Canada, and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See “Enforceability of Civil Liabilities.”
Investing in these Securities involves risks. To read about certain factors you should consider before buying any of the Securities, see “Risk Factors” on page 5 of this prospectus and beginning on page 13 of our Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference herein, as well as any risk factors included in, or incorporated by reference into, an applicable prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This prospectus is dated November 3, 2026.

We and any selling securityholders have not authorized anyone to provide any information or to make any representations other than as contained or incorporated by reference in this prospectus or in any accompanying supplement to this prospectus or any free writing prospectus. We and any selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any accompanying supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered Securities to which they relate, nor do this prospectus, any accompanying supplement to this prospectus, and any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus, any supplement to this prospectus and any free writing prospectus is accurate as of the dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since the applicable dates. When this prospectus, a supplement or free writing prospectus are delivered and any Securities are sold pursuant to this prospectus or a supplement or free writing prospectus, we and any selling securityholders are not implying that the information is current as of the date of the delivery or sale. You should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our Securities.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf process, we or any selling securityholders may sell the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that may be offered pursuant to this prospectus. Each time we or any selling securityholders offer Securities pursuant to this prospectus, we will provide you with one or more prospectus supplements that will provide specific information about the Securities being offered and describe the specific terms of that offering. A prospectus supplement may also include a discussion of any additional risk factors or other special considerations that apply to the Securities being offered and add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any Securities.
In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. Unless otherwise indicated, all financial information included in this prospectus or included in any prospectus supplement is determined using U.S. generally accepted accounting principles. All references in this prospectus to the “Company,” “Shopify,” “us,” “we” or “our” refer to Shopify Inc. and, unless the context requires otherwise, its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference contain forward-looking statements about Shopify’s business outlook, objectives, strategies, plans, strategic priorities and results of operations as well as other statements that are not historical facts. A statement Shopify makes is forward-looking when it uses what Shopify knows and expects today to make a statement about the future. In some cases, you can identify forward-looking statements by words such as “enable,” “may,” “might,” “will,” “should,” “could,” “expects,” “focused on,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” “become,” “seek,” “strive” or the negative of these terms or other similar words. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All such forward-looking statements are made under the provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and constitute forward-looking information within the meaning of applicable Canadian securities legislation.
Specifically, without limiting the generality of the foregoing, all statements included in this prospectus or any prospectus supplement, including the documents incorporated by reference, that address activities, events or developments that Shopify expects or anticipates will or may occur in the future, and other statements that are not historical facts, are forward-looking statements. These statements are based upon our management’s perception of historic trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. Forward-looking statements made in this prospectus and in the documents incorporated by reference are based on a number of assumptions that Shopify believed were reasonable on the day it made the forward-looking statements. Refer to the documents incorporated by reference for certain assumptions that Shopify has made in preparing forward-looking statements. If our assumptions turn out to be inaccurate, our actual results could be materially different from what we expect.
Factors that may cause actual results to differ materially from current expectations may include, but are not limited to, risks and uncertainties that are discussed in greater detail in this prospectus and any applicable prospectus supplement under the heading “Risk Factors” and in Part I — Item 1A “Risk Factors” of our latest Annual Report on Form 10-K, Part II — Item 1A “Risk Factors” of any subsequent Quarterly Reports on Form 10-Q, as well as in our condensed consolidated financial statements, related notes, and our other filings with the SEC. Although we believe that the plans, intentions, expectations, assumptions and strategies reflected in our forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from those implied or projected by the forward-looking statements. In addition, we operate in a highly competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus, any prospectus supplement or the documents incorporated by reference. No forward-looking statement is a guarantee of future results. Accordingly, prospective purchasers should not place undue reliance on the forward-looking statements contained in this prospectus, any prospectus supplement or in the documents incorporated by reference.
The forward-looking statements in this prospectus represent our views as of the date of this prospectus and forward-looking statements contained in the documents incorporated by reference herein represent our views as of the date of such documents, unless otherwise indicated in such documents. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, and other information with the SEC and with the Canadian securities regulators. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. The documents that we have filed with the Canadian securities regulators are available to the public over the Internet at www.sedarplus.ca. These documents are also available, free of charge, on our website, which is located at www.shopify.com. Please note that the SEC’s website, the website containing Canadian securities regulator filings and our website are included in this prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on such websites is not incorporated by reference into this prospectus and any applicable prospectus supplement and should not be considered to be part of this prospectus or any applicable prospectus supplement, except as described in the following section.
This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed with it. For further information about us, our securities and other information set forth herein, reference is made to the Registration Statement and exhibits and schedules filed with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

DOCUMENTS INCORPORATED BY REFERENCE
We incorporate by reference into this prospectus the following documents we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 11, 2026 (our “Annual Report”), as amended by Amendment No. 1 on Form 10-K/A, filed on April 29, 2026 to the Annual Report;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026, filed with the SEC on May 5, 2026, August 5, 2026 and November 3, 2026;
•	our Current Reports on Form 8-K filed with the SEC on May 8, 2026, June 16, 2026 and July 2, 2026; and
•
the description of our securities contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 11, 2025, as updated by our Registration Statement on Form 8-A, filed with the SEC on March 28, 2025.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. We will not, however, incorporate by reference in this Registration Statement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished by us pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such reports.
Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.
Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address:
Shopify Inc.
151 O’Connor Street, Ground Floor
Ottawa, Ontario, Canada, K2P 2L8
(613) 241-2828 x 1045
Attention: Corporate Secretary
SHOPIFY INC.
Shopify provides essential internet infrastructure for commerce. Shopify’s all-in-one platform makes it easier to start, run and grow a business, powering sales online, in store, and everywhere in between. Shopify’s mission is to make commerce better for everyone with a platform and services that are engineered for speed, customization, reliability and security, while delivering a better shopping experience for consumers everywhere.
Shopify’s business is designed to empower our merchants by offering a comprehensive, multi-channel commerce platform that supports their business as it grows. The Company’s platform enables merchants to manage, market and sell their products across various sales channels, including online storefronts, physical retail spaces, AI platforms, social media and more. Emphasizing merchant-first innovation, Shopify provides an integrated back-end system to streamline operations, from managing inventory and transaction management to building relationships with buyers. With a robust and continuously updated infrastructure, Shopify’s goal is to provide merchants with cutting-edge technology to thrive in a competitive market.
Shopify was incorporated under the Canada Business Corporations Act (the “CBCA”) on September 28, 2004. While we consider the Company’s location to be the internet, our registered office is located at 151 O’Connor Street, Ground Floor, Ottawa, Ontario, Canada, K2P 2L8. Our telephone number is (613) 241-2828 x 1045. We maintain a website at www.shopify.com. The information on, or accessible through, our website is not part of this prospectus or any applicable prospectus supplement and any internet addresses provided in this prospectus or any applicable prospectus supplement are for informational purposes and are intended to be inactive textual references only. Additional information about our business is included in the documents incorporated by reference into this prospectus.

RISK FACTORS
Investment in our Securities is subject to various risks. Before deciding whether to invest in any Securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Part I — Item 1A “Risk Factors” and elsewhere in the Annual Report, which is incorporated by reference into this prospectus, as updated by our annual or quarterly reports for subsequent years or quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of Securities.

USE OF PROCEEDS
The net proceeds to us from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable prospectus supplement relating to that offering of Securities. We will not receive any proceeds from any sales of Securities offered by a selling securityholder.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY
Our authorized share capital consists of an unlimited number of Class A Subordinate Voting Shares, an unlimited number of Class B multiple voting shares (“Class B Restricted Voting Shares”), one Founder share (the “Founder Share”), and an unlimited number of Preferred Shares, issuable in series.
The Class B Restricted Voting Shares carry a greater number of votes per share relative to the Class A Subordinate Voting Shares, and the Founder Share has a variable number of votes. The Class A Subordinate Voting Shares are therefore, and the Class B Restricted Voting Shares may be considered to be, “restricted securities” within the meaning of such term under applicable Canadian securities laws.
As of October 30, 2026, 1,208,456,928 Class A Subordinate Voting Shares, 78,065,084 Class B Restricted Voting Shares, one Founder Share and no Preferred Shares were issued and outstanding, and the Class A Subordinate Voting Shares represent 93.93% of the total issued and outstanding shares and 59.95% of the aggregate voting power attached to all of the Company’s outstanding voting shares, the Class B Restricted Voting Shares represent 6.07% of the total issued and outstanding shares and 38.72% of the aggregate voting power attached to all of the Company’s outstanding voting shares and the Founder Share represents a de minimis percentage of the total issued and outstanding shares and 1.33% of the aggregate voting power attached to all of the Company’s outstanding voting shares.
Class A Subordinate Voting and Class B Restricted Voting Shares
Except as described in this prospectus, the Class A Subordinate Voting Shares and the Class B Restricted Voting Shares have the same rights, are equal in all respects and are treated by the Company as if they were one class of shares.
Rank
The Class A Subordinate Voting Shares and Class B Restricted Voting Shares rank pari passu with respect to the payment of dividends, distribution of property and assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of Class A Subordinate Voting Shares and the holders of Class B Restricted Voting Shares are entitled to participate equally in the remaining property and assets of the Company available for distribution to the holders of shares, without preference or distinction among or between the Class A Subordinate Voting Shares and the Class B Restricted Voting Shares, subject to the rights of the holders of any Preferred Shares.
Dividends
The holders of outstanding Class A Subordinate Voting Shares and Class B Restricted Voting Shares are entitled to receive dividends on a share for share basis at such times and in such amounts and form as our Board of Directors may from time to time determine, but subject to the rights of the holders of any Preferred Shares, without preference or distinction among or between the Class A Subordinate Voting Shares and the Class B Restricted Voting Shares. In the event of a payment of a dividend in the form of shares, Class A Subordinate Voting Shares shall be distributed with respect to outstanding Class A Subordinate Voting Shares and Class B Restricted Voting Shares shall be distributed with respect to outstanding Class B Restricted Voting Shares, unless otherwise determined by our board.
Voting Rights
Holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares are entitled to receive notice of and to attend meetings of shareholders, except meetings at which only holders of another particular class or series have the right to vote. Each Class A Subordinate Voting Share is entitled to one vote per share and each Class B Restricted Voting Share is entitled to 10 votes per share.
Conversion
The Class A Subordinate Voting Shares are not convertible into any other class of shares. Each outstanding Class B Restricted Voting Share may at any time, at the option of the holder, be converted into one Class A Subordinate Voting Share. Upon the first date that a Class B Restricted Voting Share is Transferred (as defined below) by a holder of Class B Restricted Voting Shares, other than to a Permitted Holder (as defined below) or from any such Permitted Holder back to such holder of Class B Restricted Voting Shares and/or any other Permitted Holder of such holder of Class B

Restricted Voting Shares, the holder thereof, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Class B Restricted Voting Share into a fully paid and non-assessable Class A Subordinate Voting Share, effective immediately upon such Transfer, on a share for share basis.
In addition, all Class B Restricted Voting Shares will convert automatically into Class A Subordinate Voting Shares on the date on which the outstanding Class B Restricted Voting Shares represent less than 5% of the aggregate number of outstanding Class A Subordinate Voting Shares and Class B Restricted Voting Shares as a group.
For the purposes of the foregoing:
“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;
“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse, or child or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;
“Permitted Holders” means, in respect of a holder of Class B Restricted Voting Shares that is an individual, the Members of the Immediate Family of such individual and any Person controlled, directly or indirectly, by any such holder, and in respect of a holder of Class B Restricted Voting Shares that is not an individual, an Affiliate of that holder;
“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company;
“Transfer” of a Class B Restricted Voting Share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (1) a transfer of a Class B Restricted Voting Share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (2) the transfer of, or entering into a binding agreement with respect to, Voting Control over a Class B Restricted Voting Share by proxy or otherwise, provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to our officers or directors at the request of our Board of Directors in connection with actions to be taken at an annual or special meeting of shareholders; or (b) the pledge of a Class B Restricted Voting Share that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction so long as the holder of the Class B Restricted Voting Share continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such Class B Restricted Voting Share or other similar action by the pledgee shall constitute a “Transfer”;
“Voting Control” with respect to a Class B Restricted Voting Share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Class B Restricted Voting Share by proxy, voting agreement or otherwise; and
A Person is “controlled” by another Person or other Persons if: (1) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (2) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls,” “controlling” and “under common control with” shall be interpreted accordingly.

Subdivision or Consolidation
No subdivision or consolidation of the Class A Subordinate Voting Shares or the Class B Restricted Voting Shares may be carried out unless, at the same time, the Class B Restricted Voting Shares or the Class A Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.
Certain Class Votes
Except as required by the CBCA, applicable securities laws or the Company’s restated articles of incorporation, holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares.
Neither the holders of the Class A Subordinate Voting Shares nor the holders of the Class B Restricted Voting Shares shall be entitled to vote separately as a class upon a proposal to amend the Company’s restated articles of incorporation in the case of an amendment to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a) and (e) of subsection 176(1) of the CBCA, respectively. Pursuant to the Company’s restated articles of incorporation, neither holders of Class A Subordinate Voting Shares nor holders of Class B Restricted Voting Shares will be entitled to vote separately as a class on a proposal to amend the Company’s restated articles of incorporation to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable law or the Company’s restated articles of incorporation in respect of such exchange, reclassification or cancellation.
Pursuant to the Company’s restated articles of incorporation, holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares, each voting separately as a class.
Take-Over Bid Protection
Under applicable Canadian law, an offer to purchase Class B Restricted Voting Shares would not necessarily require that an offer be made to purchase Class A Subordinate Voting Shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Class A Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Class B Restricted Voting Shares, upon the completion of our initial public offering the holders of over 80% of the then outstanding Class B Restricted Voting Shares entered into a customary coattail agreement with Shopify and a trustee (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual class, TSX listed corporations designed to prevent transactions that otherwise would deprive the holders of Class A Subordinate Voting Shares of rights under the take-over bid provisions of applicable Canadian securities laws to which they would have been entitled if the Class B Restricted Voting Shares had been Class A Subordinate Voting Shares.
The undertakings in the Coattail Agreement will not apply to prevent a sale of Class B Restricted Voting Shares by a holder of Class B Restricted Voting Shares party to the Coattail Agreement if concurrently an offer is made to purchase Class A Subordinate Voting Shares that:
(a)	offers a price per Class A Subordinate Voting Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class B Restricted Voting Shares;
(b)
provides that the percentage of outstanding Class A Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class B Restricted Voting Shares to be sold (exclusive of Class B Restricted Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);

(c)
has no condition attached other than the right not to take up and pay for Class A Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Class B Restricted Voting Shares; and

(d)	is in all other material respects identical to the offer for Class B Restricted Voting Shares.

In addition, the Coattail Agreement will not prevent the sale of Class B Restricted Voting Shares by a holder thereof to a Permitted Holder, provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities laws). The conversion of Class B Restricted Voting Shares into Class A Subordinate Voting Shares, shall not, in and of itself, constitute a sale of Class B Restricted Voting Shares for the purposes of the Coattail Agreement.
Under the Coattail Agreement, any sale of Class B Restricted Voting Shares (including a transfer to a pledgee as security) by a holder of Class B Restricted Voting Shares party to the Coattail Agreement will be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Class B Restricted Voting Shares are not automatically converted into Class A Subordinate Voting Shares in accordance with our restated articles of incorporation.
The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class A Subordinate Voting Shares. The obligation of the trustee to take such action will be conditional on Shopify or holders of the Class A Subordinate Voting Shares providing such funds and indemnity as the trustee may require. No holder of Class A Subordinate Voting Shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class A Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee.
The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Class A Subordinate Voting Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class A Subordinate Voting Shares held directly or indirectly by holders of Class B Restricted Voting Shares, their affiliates and related parties and any persons who have an agreement to purchase Class B Restricted Voting Shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.
No provision of the Coattail Agreement limits the rights of any holders of Class A Subordinate Voting Shares under applicable law.
Founder Share
Dividends
The holder of the Founder Share is not entitled to receive any dividends.
Liquidation, Dissolution, or Winding-Up
The holder of the Founder Share is not entitled to receive any property or assets of the Company on the liquidation, dissolution or winding-up of the Company whether voluntarily or involuntarily, or any other distribution of assets of the Company among its shareholders for the purposes of winding up its affairs.
Voting Rights and Sunset
The holder of the Founder Share is entitled to receive notice of and to attend all meetings of shareholders of the Company, except meetings at which only holders of another particular class or series shall have the right to vote.
Subject to the limitations set forth below, at each meeting of shareholders of the Company, the Founder Share shall entitle the holder thereof to the Specified Number of votes.
The Founder Share provides a variable number of votes that represents, when combined with the votes attached to certain other voting shares of the Company beneficially owned or controlled by the Founder, his immediate family and affiliates, at least 40% of the aggregate voting power attached to all of the Company’s outstanding voting shares, provided that such variable number of votes does not cause the aggregate voting power of the Founder and his immediate family and affiliates to exceed 49.9% of the aggregate voting power attached to all of the Company’s outstanding voting shares. Specifically, the Founder Share will entitle the holder to only one vote at any meeting of shareholders of the Company if either (i) the Founder MVS Percentage is equal to or greater than 40% or (ii) the Founder Group MVS/SVS Percentage is equal to or greater than 49.9%.

The number of votes carried by the Founder Share shall be automatically and permanently reduced to one vote on the Sunset Date.
For the purposes of the foregoing:
“Effective Date” means June 9, 2022;
“Founder” means Tobias Lütke;
“Founder Group” means the Members of the Immediate Family of the Founder and any Person (other than the Company and its subsidiaries) controlled, directly or indirectly, by the Founder;
“Founder Group MVS/SVS Percentage” means the Founder Group MVS/SVS Votes divided by the Total Votes, expressed as a percentage;
“Founder Group MVS/SVS Votes” means, as of the applicable record date, the number of votes that may be exercised with respect to all Voting Shares that the holder of the Founder Share or the Founder Group beneficially owns or exercises Voting Control over (except by way of any proxy or power of attorney granted pursuant to a general solicitation of proxies in connection with actions to be taken at an annual or special meeting of shareholders, or otherwise at the direction of the Board of Directors, in respect of Voting Shares over which Voting Control would otherwise be exercised by Persons other than the Founder and the Founder Group), excluding the number of votes attached to the Founder Share;
“Founder MVS Percentage” means the Founder MVS Votes divided by the Total Votes, expressed as a percentage;
“Founder MVS Votes” means, as of the applicable record date, the number of votes that may be exercised with respect to: (a) all Class B Restricted Voting Shares that the holder of the Founder Share or the Founder Group beneficially owns or exercises Voting Control over (except by way of any proxy or power of attorney granted pursuant to a general solicitation of proxies in connection with actions to be taken at an annual or special meeting of shareholders, or otherwise at the direction of the Board of Directors, in respect of Class B Restricted Voting Shares over which Voting Control would otherwise be exercised by Persons other than the Founder and the Founder Group), (b) all Class A Subordinate Voting Shares that the holder of the Founder Share or the Founder Group beneficially owns or exercises Voting Control over (except by way of any proxy or power of attorney granted pursuant to a general solicitation of proxies in connection with actions to be taken at an annual or special meeting of shareholders, or otherwise at the direction of the Board of Directors, in respect of Class A Subordinate Voting Shares over which Voting Control would otherwise be exercised by Persons other than the Founder and the Founder Group) which resulted from the conversion of Class B Restricted Voting Shares in accordance with subsection 1.4 and/or subsection 1.5 of the Company’s restated articles of incorporation from and after the Effective Date (such shares, the “MVS Conversion Shares”), and (c) if any MVS Conversion Shares have been transferred, sold or otherwise disposed of by the Founder or the Founder Group, the number of Class A Subordinate Voting Shares equal to the lesser of (i) the number of Class A Subordinate Voting Shares acquired by the Founder or the Founder Group from and after the Effective Date (excluding, for the avoidance of doubt, the MVS Conversion Shares), and (ii) the number of MVS Conversion Shares that have been transferred, sold or otherwise disposed of by the Founder or the Founder Group (and, for certainty, if the number of Class A Subordinate Voting Shares in (i) and (ii) are equal, that number);
“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse, child or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;

“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company;
“Specified Number” means, as of the applicable record date, the lesser of: (a) the Variable Number, and (b) the Variable Difference;
“Sunset Date” means the date determined by the Board of Directors that is not less than 9 months and not more than 18 months following the occurrence of a Sunset Event and, if no such date is determined by the Board of Directors, the date that is 9 months following the occurrence of a Sunset Event;
“Sunset Event” means the earliest to occur of: (a) the date that both (i) the Founder is no longer providing services to the Company as (A) an executive officer (as such term is defined in the Company’s articles) of the Company or (B) a consultant whose primary engagement is with the Company, and (ii) the Founder is no longer serving as a member of the Board of Directors; (b) the date of the Founder’s death or Disability (as such term is defined in the Company’s articles); or (c) the date that the number of Class B Restricted Voting Shares and Class A Subordinate Voting Shares beneficially owned by the Founder and the Founder Group, in the aggregate, is less than 30% of the aggregate number of Class B Restricted Voting Shares beneficially owned by the Founder and the Founder’s affiliates as of April 11, 2022, as adjusted to appropriately reflect any share split, consolidation, stock dividend, reorganization, recapitalization, or similar event approved by the Board of Directors and effected after the Effective Date affecting the number of outstanding Class B Restricted Voting Shares and/or Class A Subordinate Voting Shares;
“Total Votes” means, as of the applicable record date, the number of votes that may be exercised by holders of all of the issued and outstanding Voting Shares (excluding the number of votes attached to the Founder Share);
“Variable Difference” means, as of the applicable record date, the number of votes which, when added together with the Founder Group MVS/SVS Votes, is equal to 49.9% of the number of votes that may be exercised by holders of all of the issued and outstanding Voting Shares (including the number of votes attached to the Founder Share);
“Variable Number” means, as of the applicable record date, the number of votes which, when added together with the Founder MVS Votes, is equal to 40% of the number of votes that may be exercised by holders of all of the issued and outstanding Voting Shares (including the number of votes attached to the Founder Share);
“Voting Control” with respect to a Voting Share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Voting Share by proxy, voting agreement or otherwise;
“Voting Shares” means any outstanding shares of the Company carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing; and
A Person is “controlled” by another Person or other Persons if: (a) in the case of a company or other body corporate wherever or however incorporated: (i) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (ii) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (b) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls,” “controlling” and “under common control with” shall be interpreted accordingly.
Certain Class Votes
The Founder Share will vote together with the Class B Restricted Voting Shares and the Class A Subordinate Voting Shares as a single class except as otherwise expressly provided in the Company’s restated articles of incorporation or as provided by law.
The holder of the Founder Share is not entitled to vote separately as a class (i) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (a) or (e) of subsection 176(1) of the CBCA or (ii) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (b) of subsection 176(1) of the CBCA unless such exchange, reclassification or cancellation affects only the holder of the Founder Share.

Subdivision or Consolidation
No subdivision or consolidation of the Founder Share may be carried out.
Redemption
Subject to the CBCA, the Company may, at any time on or after the Sunset Date, redeem the Founder Share by payment of C$10 to the holder of the Founder Share, and the holder of the Founder Share will be entitled, at such holder’s option, to require the Company to redeem the Founder Share at any time upon payment by the Company of C$10 to the holder of the Founder Share. From and after redemption, the holder of the Founder Share shall not be entitled to exercise any rights with respect to the Founder Share.
Founder Agreement
In addition to the rights, privileges, restrictions and conditions attaching to the Founder Share, the Company entered into a founder agreement with the Founder and 7910240 Canada Inc., his affiliate, on the Effective Date (the “Founder Agreement”). Pursuant to the Founder Agreement, Mr. Lütke agreed not to Transfer (as such term is defined in the Founder Agreement), directly or indirectly, the Founder Share. Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) also agreed not to Transfer any Class B Restricted Voting Shares if such Transfer would result in Mr. Lütke not retaining Voting Control over such shares, in which case such transferred Class B Restricted Voting Shares shall be caused to be converted into Class A Subordinate Voting Shares. The Founder Agreement also provides that Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) are not entitled to receive, directly or indirectly, any economic premium, additional payment or collateral benefit in connection with certain transactions involving the elimination, consolidation or collapse of the Class B Restricted Voting Shares or the Founder Share.
Pursuant to the Founder Agreement, Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) also agreed following the occurrence of a Sunset Event to convert or cause to be converted all outstanding Class B Restricted Voting Shares held by them into Class A Subordinate Voting Shares on or before the Sunset Date. As a result, in addition to the automatic and permanent reduction of the Founder Share to one vote on the Sunset Date, following a transition period after the occurrence of a Sunset Event, Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) will, pursuant to the Founder Agreement, be required to convert any Class B Restricted Voting Shares held by them following a Sunset Event into Class A Subordinate Voting Shares on or before the Sunset Date.
Preferred Shares
We are authorized to issue an unlimited number of Preferred Shares issuable in series. Each series of Preferred Shares shall consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by our Board of Directors prior to the issuance thereof. Holders of Preferred Shares, except as otherwise provided in the terms specific to a series of Preferred Shares or as required by law, will not be entitled to receive notice of, or attend (and vote) at meetings of holders of shares, and will not be entitled to vote separately as a class upon a proposal to amend our restated articles of incorporation in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 176(1) of the CBCA. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the Preferred Shares are entitled to preference over the Class A Subordinate Voting Shares, Class B Restricted Voting Shares and any other shares ranking junior to the Preferred Shares and may also be given such other preferences over Class A Subordinate Voting Shares, Class B Restricted Voting Shares and any other shares ranking junior to the Preferred Shares as may be determined at the time of creation of such series.

DESCRIPTION OF DEBT SECURITIES
As of the date of this prospectus, the Company has no Debt Securities outstanding. The Company may issue Debt Securities, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued under an indenture, dated as of September 18, 2020, as amended or supplemented (the “Indenture”), by and among the Company and Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed with the SEC and with the securities commissions or similar authorities in Canada. The description of certain provisions of the Indenture in this section does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a prospectus supplement will be described in the related prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•
the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
•	the covenants applicable to the Debt Securities;
•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
•
whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•	the denominations in which registered Debt Securities will be issuable;
•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
•	if other than U.S. dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;
•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
•	any other terms of the Debt Securities which apply solely to the Debt Securities.
If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than U.S. dollars or a non-U.S. dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than U.S. dollars or a non-U.S. dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-U.S. dollar currency or currencies or non-U.S. dollar unit or units in the applicable prospectus supplement.

The Company may issue Debt Securities with terms different from those of Debt Securities previously issued. Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Class A Subordinate Voting Shares or other securities of the Company will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Class A Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Class A Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF WARRANTS
As of the date of this prospectus, the Company has no Warrants outstanding. The Company may issue Warrants, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this prospectus will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the number of Warrants offered;
•	the price or prices, if any, at which the Warrants will be issued;
•	the currency in which the Warrants will be offered and in which the exercise price under the Warrants may be payable;
•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;
•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
•	if applicable, the identity of the Warrant agent;
•	whether the Warrants will be listed on any securities exchange;
•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•
whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;
•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants;
•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Warrants and the Securities to be issued upon exchange of the Warrants; and
•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.
The terms and provisions of any Warrants offered under a prospectus supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
As of the date of this prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this prospectus will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the number of Subscription Receipts offered;
•	the price or prices, if any, at which the Subscription Receipts will be issued;
•	the manner of determining the offering price(s);
•	the currency in which the Subscription Receipts will be offered and whether the price is payable in installments;
•	the Securities into which the Subscription Receipts may be exchanged;
•	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;
•
the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;
•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;
•
provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;
•	whether the Subscription Receipts will be listed on any securities exchange;
•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•
whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;
•
material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and
•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.
The terms and provisions of any Subscription Receipts offered under a prospectus supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS
As of the date of this prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this prospectus will be set forth in the applicable prospectus supplement. This description will include, where applicable:
•	the number of Units offered;
•	the price or prices, if any, at which the Units will be issued;
•	the manner of determining the offering price(s);
•	the currency in which the Units will be offered;
•	the Securities comprising the Units;
•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•
whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;
•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Securities comprising the Units;
•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and
•
any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a prospectus supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.

PLAN OF DISTRIBUTION
We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable prospectus supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.
This prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
A prospectus supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the prospectus supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.
If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in a prospectus supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.
The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a “best efforts” basis for the period of its appointment.
We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any prospectus supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in and subject to limitations imposed by applicable Canadian securities laws which includes sales made directly on an existing trading market for the Class A Subordinate Voting Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable prospectus supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable prospectus supplement.
Each class or series of Securities, other than the Class A Subordinate Voting Shares, that is not a secondary offering will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this prospectus or any prospectus supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.

MATERIAL INCOME TAX CONSIDERATIONS
Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this prospectus will be set forth in an applicable prospectus supplement. You should consult your own tax advisors prior to any acquisition of our Securities.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the CBCA. Certain of our directors and officers reside principally in Canada, and the majority of our assets and all or a substantial portion of the assets of these persons are located outside the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

LEGAL MATTERS
The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Stikeman Elliott LLP with respect to matters of Canadian law, and Skadden, Arps, Slate, Meagher & Flom LLP with respect to matters of New York and U.S. federal law.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
AUDITORS, TRANSFER AGENT AND REGISTRAR
The independent registered public accounting firm of the Company is PricewaterhouseCoopers LLP, Chartered Professional Accountants, Licensed Public Accountants, at its office in Ottawa, Ontario.
The transfer agent and registrar of our Class A Subordinate Voting Shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts, and in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.

SHOPIFY INC.

CLASS A SUBORDINATE VOTING SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RECEIPTS
UNITS

PROSPECTUS
November 3, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	Other Expenses of Issuance and Distribution
The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC registration fee	$ (1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accountants’ fees and expenses	(2)
Transfer agent and registrar fees	(2)
Trustees’ fees and expenses	(2)
Miscellaneous	(2)
Total	$ (2)

(1)
$1,531,000.00 has been paid to the SEC and may be used to pay for securities offered pursuant to this prospectus. The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

(2)
This Registration Statement relates to an unspecified aggregate offering price or number of the securities of each class identified in the fee table included as Exhibit 107 to this Registration Statement. Because these aggregate amounts are not known, the expenses cannot be estimated. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15.	Indemnification of Directors and Officers
Under the CBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.
However, indemnification is prohibited under the CBCA unless the individual:
•
acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.
We have entered into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.
Underwriting agreements in respect of offerings of securities under this Registration Statement may contain provisions by which the underwriters agree to indemnify the Registrant, each of the respective directors and officers of the Registrant and each person who controls the Registrant within the meaning of the Securities Act with respect to information furnished by the underwriters for use in the Registration Statement.
ITEM 16.	Exhibits
The following exhibits have been filed as part of this Registration Statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1	Specimen Class A Subordinate Voting Share Certificate(1)
4.2	Specimen Class B Multiple Voting Share Certificate(1)
4.3*	Form of Preferred Share Certificate
4.4	Trust Indenture, dated as of September 18, 2020, by and among the Company, Computershare Trust Company, N.A. and Computershare Trust Company of Canada(2)
4.5	Form of Debt Securities (Included in Exhibit 4.4)
4.6*	Form of Warrant Agreement
4.7*	Form of Warrant Certificate
4.8*	Form of Subscription Receipt Agreement
4.9*	Form of Subscription Receipt Certificate
4.10*	Form of Unit Agreement
4.11*	Form of Unit Certificate
4.12	Coattail Agreement, dated May 27, 2015, in connection with the Company’s Class B restricted voting shares(3)
4.13	Third Amended and Restated Investors’ Rights Agreement dated May 27, 2015(3)
4.14	Founder Agreement, dated June 9, 2022, in connection with the Founder Share(4)
5.1**	Opinion of Stikeman Elliott LLP
5.2**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.3**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (included on the signature page hereto)
25.1**	Statement of Eligibility of the Trustee for the Indenture referenced in Exhibit 4.4, Computershare Trust Company, N.A., on Form T-1
107**	Filing Fee Table

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act incorporated by reference herein.
**	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form F-1/A (File No. 333-203401) filed with the SEC on May 6, 2015.
(2)	Incorporated by reference to Company’s Report on Form 6-K (File No. 001-37400) filed with the SEC on September 21, 2020.
(3)	Incorporated by reference to Company’s Report on Form 6-K (File No. 001-37400) filed with the SEC on June 1, 2015.
(4)	Incorporated by reference to Company’s Report on Form 6-K (File No. 001-37400) filed with the SEC on June 10, 2022.
ITEM 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of November, 2026.

SHOPIFY INC.

By:	/s/ Jeff Hoffmeister
Jeff Hoffmeister
Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each officer or director of Shopify Inc. whose signature appears below constitutes and appoints Tobias Lütke, Jeff Hoffmeister, Jean Niehaus and Michael L. Johnson, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents or instruments necessary or incidental in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Tobias Lütke	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	November 3, 2026
Tobias Lütke

/s/ Jeff Hoffmeister	Chief Financial Officer (Principal Financial Officer)	November 3, 2026
Jeff Hoffmeister

/s/ Darryl Arvai	Vice President, Corporate Controller (Principal Accounting Officer)	November 3, 2026
Darryl Arvai

/s/ Joe Natale	Director	November 3, 2026
Joe Natale

/s/ David Heinemeier Hansson	Director	November 3, 2026
David Heinemeier Hansson

/s/ Jeremy Levine	Director	November 3, 2026
Jeremy Levine

/s/ Lulu Cheng Meservey	Director	November 3, 2026
Lulu Cheng Meservey

SIGNATURE	TITLE	DATE

/s/ Kevin Scott	Director	November 3, 2026
Kevin Scott

/s/ Toby Shannan	Director	November 3, 2026
Toby Shannan

/s/ Fidji Simo	Director	November 3, 2026
Fidji Simo

/s/ Jean DeWitt Grosser	Director	November 3, 2026
Jean DeWitt Grosser

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Shopify Inc. in the United States, on the 3rd day of November, 2026.

SHOPIFY HOLDINGS (USA) 2 INC. (Authorized U.S. Representative)

By:	/s/ Douglas Lambert
Douglas Lambert
Director